Exhibit 10.32.5

September 30, 2010

Paul Mignon

President, inVentiv Selling Solutions

inVentiv Commercial Services

500 Atrium Drive

Somerset, NJ 08873

RE: Extension of the Sales Representative Services Agreement by and between Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”) dated April 1, 2008, as amended (the “Services Agreement”)

Dear Paul:

As you are aware, Endo and Ventiv are parties to the Services Agreement that, as previously amended, expires on September 30, 2010, and Endo and Ventiv are currently negotiating a new agreement (the “New Agreement”).

In order to provide for the continuation of the Services Agreement, Endo and Ventiv hereby agree that the Services Agreement is hereby amended such that the Term (as defined therein) shall not expire and the Services Agreement shall remain in full force and effect until the first to occur of the following: (i) Endo and Ventiv enter into the New Agreement; or (ii) November 30, 2010. Except as provided herein, the terms and conditions set forth in the Services Agreement shall remain unaffected by the execution of this letter agreement.

If you are in agreement with the terms set forth above, please have this letter agreement signed in the space provided below on behalf of Ventiv and return an executed copy to us, no later than September 30, 2010.

ENDO PHARMACEUTICALS INC.

By:	/s/ Julie H. McHugh
Name:	Julie H. McHugh
Title:	Chief Operating Officer

Agreed and Accepted as of the
date first written above.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Paul Mignon

Name:	Paul Mignon
Title:	President, Selling Solutions

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

P 610.558.9800

www.endo.com